Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333- 282003 on Form S-3 and Registration Statement Nos. 333-75762, 333-130651, 333-159918, 333-211908, 333-218273, 333-238628, 333-255878, and 333-281787on Form S-8 of Bunge Global SA of our report dated March 11, 2025, relating to the financial statements of Viterra Limited appearing in this Current Report on Form 8-K dated July 2, 2025.

/s/ Deloitte LLP

London, United Kingdom

July 2, 2025